eHealth, Inc. Announces Preliminary Results for the Fourth Quarter and Fiscal Year 2019

Fourth quarter 2019 approved members for all Medicare products grew 88% compared to the fourth quarter of 2018. Fourth quarter 2019 approved members for Medicare Advantage products grew 100% compared to the fourth quarter of 2018.

SANTA CLARA, California – January 23, 2020 – eHealth, Inc. (NASDAQ: EHTH), a leading private online health insurance exchange in the United States, today announced preliminary, unaudited financial results and select operating metrics for the fourth quarter and fiscal year ended December 31, 2019.

“I am proud of our achievements in 2019. After raising our guidance twice in the past year, we significantly exceeded our financial and operating targets driven by consistently strong execution throughout the year. 2019 culminated with an exceptional performance by our team during the fourth quarter Medicare annual enrollment period. Our marketing and business development organizations drove record consumer demand to the eHealth platform allowing us to grow fourth quarter approved Medicare members in excess of 85%,” commented Scott Flanders, chief executive officer of eHealth. “We remain excited about the Medicare market opportunity and significant growth potential ahead of us and are looking forward to sharing our outlook for 2020 as part of our fourth quarter earnings release next month.”

The preliminary, unaudited financial results and selected operating metrics included in this press release are based on information available as of January 23, 2020 and management's initial review of operations for the fourth quarter and year ended December 31, 2019. They remain subject to change based on management's ongoing review of the company's fourth-quarter and full year results and are forward-looking statements. eHealth assumes no obligation to update these statements. The actual results may be materially different and are affected by the risk factors and uncertainties identified in this press release and in eHealth’s annual and quarterly filings with the Securities and Exchange Commission.

As part of the year-end closing process, the company is enhancing the manner in which it estimates residual or “tail” revenue from the company’s Medicare Advantage members approved in prior periods. Since the adoption of Accounting Standards Codification (ASC) 606, the company’s cash collections for Medicare Advantage policies have in general exceeded initial lifetime value estimates. This dynamic has contributed in past quarters to the recognition of increasing amounts of residual or “tail” revenue from Medicare members approved in prior periods. Our preliminary results exclude the positive impact of changes in estimates for expected collections for Medicare Advantage members approved since our adoption of ASC 606 through the third quarter of 2019. The company plans to include the results of any such changes in estimates as well as full financial and operating results as part of its fourth quarter and full year 2019 earnings release.

Fourth Quarter and Fiscal Year 2019 Preliminary Results

Excluding any positive impact from the changes in estimates to residual revenue for Medicare Advantage members approved since our adoption of ASC 606 through the third quarter of 2019, we expect the following fourth quarter and fiscal year 2019 results:

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Revenue for the fourth quarter of 2019 is expected to be in the range of $257.5 to $259.5 million with expected fourth quarter revenue from the Medicare segment in the range of $239.0 to $240.5 million.

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GAAP net income for the fourth quarter of 2019 is expected to be in the range of $53.0 to $55.0 million. Adjusted EBITDA(a) for the fourth quarter of 2019 is expected to be in the range of $98.5 to $100.5 million.

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Revenue for the year ended December 31, 2019 is expected to be in the range of $462.0 to $464.0 million as compared to the company’s guidance of $365.0 to $385.0 million. Revenue from the Medicare segment for the full year 2019 is expected to be in the range of $403.5 to $405.0 million as compared to the company's guidance of $318.0 to $333.0 million.

•	GAAP net income for the year ended December 31, 2019 is expected to be in the range of $31.0 to $33.0 million as compared to the company’s guidance of $20.9 to $25.9 million.

•	Adjusted EBITDA(a) for the year ended December 31, 2019 is expected to be in the range of $89.0 to $91.0 million as compared to the company’s guidance of $65.0 to $70.0 million.
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(a)
Adjusted EBITDA is calculated by adding stock-based compensation expense, depreciation and amortization expense, change in fair value of earnout liability, amortization of intangible assets, other income, net of expenses and provision for income taxes to GAAP net income. See “Non-GAAP Financial Information Reconciliations.”

Approved Members

The number of approved members for all Medicare products, which includes Medicare Advantage, Medicare Supplement and Medicare Part D Prescription Drug Plans, grew 88% during the fourth quarter of 2019 compared to the fourth quarter of 2018. The number of approved members for Medicare Advantage products grew 100% over the same time period. For the full year 2019, the number of approved members for all Medicare products grew 81% compared to the full year 2018 with approved members for Medicare Advantage products growing 88% over the same time period.

The number of approved members for major medical individual and family plan (IFP) products grew 1% during the fourth quarter of 2019 compared to the fourth quarter a year ago. For the full year 2019, the number of approved members for IFP products declined 25% compared to 2018. The decline in approved IFP members reflects weaker than expected enrollment activity in the overall individual and family health insurance market as well as our continuing emphasis on the Medicare business in allocating our marketing resources.

About eHealth, Inc.

eHealth, Inc. (NASDAQ: EHTH) operates eHealth.com, a leading private online health insurance exchange where individuals, families and small businesses can compare health insurance products from leading insurers side by side and purchase and enroll in coverage online and over the phone. eHealth offers thousands of individual, family and small business health plans underwritten by many of the nation's leading health insurance companies. eHealth (through its subsidiaries) is licensed to sell health insurance in all 50 states and the District of Columbia. eHealth also offers educational resources, exceptional telephonic support, and powerful online and pharmacy-based tools to help Medicare beneficiaries navigate Medicare health insurance options, choose the right plan and enroll in select plans online through PlanPrescriber.com (www.PlanPrescriber.com), eHealthMedicare.com (www.eHealthMedicare.com) and Medicare.com (www.Medicare.com).

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our performance during the Medicare annual enrollment period, growth potential of the Medicare market, our expected revenue, revenue for the Medicare segment, GAAP net income and adjusted EBITDA for the fourth quarter of 2019 and the year ended December 31, 2019 excluding any positive impact from the changes in estimates to residual revenue for Medicare Advantage members since our adoption of ASC 606 through the third quarter of 2019, and the timing of our full financial and operating results for 2019.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made. In particular, we are required by the revenue recognition standard to make numerous assumptions that are based on historical trends and our management’s judgment. These assumptions may change over time and have a material impact on our revenue recognition, guidance, and results of operations. Please review the assumptions stated in this press release carefully.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to retain existing members and enroll new members during the annual healthcare open enrollment period and Medicare annual enrollment period; changes in laws and regulations, including in connection with healthcare reform or with respect to the marketing and sale of Medicare plans; competition, including competition from government-run health insurance exchanges; the seasonality of our business and the fluctuation of our operating results; our ability to accurately estimate membership and lifetime value of commissions; changes in product offerings among carriers on our ecommerce platform and the resulting impact on our commission revenue; our ability to execute on our growth strategy in the Medicare market; exposure to security risks and our ability to safeguard the security and privacy of confidential data; our relationships with health insurance carriers; customer concentration and consolidation of the health insurance industry; our success in marketing and selling health insurance plans and our unit cost of acquisition; our ability to hire, train and retain licensed health insurance agents and other employees; the need for health insurance carrier and regulatory approvals in connection with the marketing of Medicare-related insurance products; consumer satisfaction of our service; changes in member conversion rates; changes in commission rates; our ability to sell qualified health insurance plans to subsidy-eligible individuals and to enroll subsidy-eligible individuals through government-run health insurance exchanges; our ability to maintain and enhance our brand identity; our ability to derive desired benefits from investments in our business, including membership growth initiatives; reliance on marketing partners; the impact of our direct-to-consumer email, telephone and television marketing efforts; timing of receipt and accuracy of commission reports; payment practices of health insurance carriers; our ability to successfully make and integrate acquisitions; dependence on our operations in China; the restrictions in our debt obligations; compliance with insurance and other laws and regulations; and the performance, reliability and availability of our ecommerce platform and underlying network infrastructure.  Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Non-GAAP Financial Information

This press release includes financial measures that are not in accordance with generally accepted accounting principles in the United States (GAAP), including Adjusted EBITDA. Adjusted EBITDA is calculated by adding stock-based compensation expense, change in fair value of earnout liability, depreciation and amortization expense, amortization of intangible assets, other income, net of expenses, and provision for income taxes to GAAP net income.

eHealth believes that the presentation of these non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to eHealth’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with eHealth’s past financial reports. Management also believes that the items described above provide an additional measure of eHealth’s operating results and facilitates comparisons of eHealth’s core operating performance against prior periods and business model objectives. This information is provided to investors in order to facilitate additional analyses of past, present and future operating performance and as a supplemental means to evaluate eHealth’s ongoing operations. eHealth believes that these non-GAAP financial measures are useful to investors in their assessment of eHealth’s operating performance.

Adjusted EBITDA is not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures used in this press release have limitations in that they do not reflect all of the revenue and costs associated with the operations of eHealth’s business and do not reflect income tax as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of eHealth’s results as reported under GAAP. eHealth expects to continue to incur the stock-based compensation costs and purchased intangible asset amortization costs described above, and exclusion of these costs, and their related income tax benefits, from non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. eHealth compensates for these limitations by prominently disclosing GAAP net income and providing investors with reconciliations from eHealth’s GAAP operating results to the related non-GAAP financial measures for the relevant periods.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures.

Non-GAAP Financial Information Reconciliation

	Q4 2019		Fiscal Year 2019
(in millions)	Low	High	Low	High
GAAP net income	$53.0	$55.0	$31.0	$33.0
Stock-based compensation	9.2	9.2	22.6	22.6
Change in fair value of earnout liability	9.0	9.0	24.1	24.1
Depreciation and amortization expense	0.9	0.9	3.0	3.0
Amortization of intangibles	0.5	0.5	2.2	2.2
Other income, net	0.7	(0.3)	(1.1)	(2.1)
Provision for income taxes	25.2	26.2	7.2	8.2
Adjusted EBITDA	$98.5	$100.5	$89.0	$91.0

Investor Relations Contact:

Kate Sidorovich, CFA
Vice President Investor Relations
2625 Augustine Drive, Second Floor
Santa Clara, CA 95054
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

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